UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2024, pursuant to the Certificate of Designation of Series B Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock appointed Thomas Meier, PhD, to the board of directors of Onconetix, Inc. (the “Company”). Dr. Meier will be a Class I director and will serve for a term expiring at the Company’s 2025 annual meeting of stockholders.

Dr. Meier has close to 25 years’ experience as life-science and biotech entrepreneur, executive manager, and Board member. Since June 2022 Dr. Meier has served as Chairman and a member of the Audit and Compensation Committees of Santhera Pharmaceuticals Holding AG (SIX: SANN), a publicly listed Swiss specialty pharmaceutical company focused on the development and commercialization of innovative medicines for rare neuromuscular and pulmonary diseases. Dr. Meier served on the Board of Santhera since 2017 and stepped down as the company’s CEO in November 2019 after having served 15 years as executive manager of Santhera, the last 8 years as CEO. In 2020 Dr. Meier became managing partner of Viopas Venture Consulting GmbH, a Swiss consultancy and advisory firm for the healthcare industry. Since 2020, Dr. Meier has served as Board member of Novaremed AG, a privately held Swiss company developing innovative treatment options for the management of chronic pain and alternatives to opioids. Dr. Meier has served on the company’s Audit Committee since October 2021 and became Executive Chairman of Novaremed in January 2024. Since January 2022 Dr. Meier also serves on the Board of Visgenx Inc. (USA). In September 2021 he co-founded SEAL Therapeutics AG, a privately owned gene therapy company in Switzerland for which he also serves as Chairman. Between July 2020 and November 2021, he served as Chairman of privately held Pharmabiome AG (Switzerland). Dr. Meier has a PhD in Biology and qualified as lecturer in neurosciences at the Biozentrum, University of Basel (Switzerland). He is an internationally recognized scientist with track record in clinical research of orphan diseases.

Dr. Meier and the Company entered into a Consulting Agreement (the “Consulting Agreement”) on January 4, 2024, which was ratified by the Company’s Audit Committee on February 8, 2024. Pursuant to the Consulting Agreement, Dr. Meier is entitled to compensation consisting of: (i) CHF 400 per hour (plus value-added tax (“VAT”)) for services rendered for his role as sellers’ representative in the share exchange with Proteomedix AG (“Proteomedix”), which was consummated on December 15, 2023; (ii) CHF 350 per hour (plus VAT) for services rendered as a Company advisor, and (iii) coverage of certain travel expenses to Proteomedix’s offices.

A copy of the Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference, and the foregoing description of the Consulting Agreement is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Consulting Agreement, dated January 4, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

Date: February 12, 2024	By:	/s/ Bruce Harmon
Bruce Harmon
Chief Financial Officer

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